Exhibit 10.1	Common Stock and Warrant Purchase Agreement dated October 25, 2007 by and among the Registrant and KIT Financial, Inc.

Dated: October 31, 2007

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

               AGREEMENT, dated as of October 25, 2007, between Electro Energy Inc., a Florida corporation ("EEI"), and KIT Financial, Inc., a Delaware corporation (the "Investor").

R E C I T A L S

               The Board of Directors of EEI, deeming it advisable for the benefit of EEI and its stockholders that the Investor subscribe for and purchase shares of common stock of EEI, par value $.001 per share (“Common Stock”) and a warrant for the purchase of additional shares of Common Stock in the event of certain subsequent issuances of equity securities .

               THEREFORE, for and in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

SUBSCRIPTION FOR AND PURCHASE OF COMMON STOCK

               1.01    Subscription for Shares. Subject to and in accordance with the terms and conditions of this Agreement, on the date hereof, the Investor hereby subscribes for and agrees to purchase, and EEI hereby agrees to issue and sell to the Investor, 2,500,000 duly authorized, validly issued, fully paid and non-assessable unregistered shares of Common Stock (“Investor Common Stock”), at a purchase price of $.30 per share, or an aggregate purchase price of $750,000, payable in cash.

               1.02    Purchase and Sale of Warrant. Subject to and in accordance with the terms and conditions of this Agreement, on the date hereof, for the purchase price of $10.00 plus other good and valuable consideration, the receipt of which is hereby acknowledged, the Investor hereby agrees to purchase, and EEI hereby agrees to issue and sell to the Investor, a warrant (the “Warrant”) to purchase from EEI up to two million five hundred thousand (2,500,000) shares of Common Stock of EEI at an exercise price of $0.30 per share. The Warrant shall be exercisable on the date or dates (each, a ‘Vesting Date”) that EEI consummates any issuance of Common Stock or securities exercisable, convertible or exchangeable into Common Stock (“Common Stock Equivalents”) to any third party (a “Third Party Issuance”) in the 24 month period subsequent to the date of the Closing (as defined below). The number of shares of Common Stock that Investor may purchase under the Warrant as of each Vesting Date shall be equal to ten percent (10%) of the Common Stock issued and issuable under Common Stock Equivalents issued to such third party on each Vesting Date. The Warrant shall expire on the date that is 36 months from the first Vesting Date to occur thereunder. Notwithstanding the foregoing, in no event shall the total number of Common Shares issuable under the Warrant exceed the lesser of (i) that number of shares, which when added to (x) 2.815 million plus (y) any shares issued to Investor pursuant to the provisions of Article IV below, exceeds 9.98% of the total outstanding Common Shares of EEI at the time of exercise or (ii) 2.5 million shares. In no event shall a Third Party Issuance include issuances of Common Stock or Common Stock Equivalents (i) to the Investor, (ii) pursuant to any employee stock, stock option or similar plan or grant, (ii) to any director, consultant, agent, vendor or strategic partner in consideration of goods, services or other non-cash consideration rendered in the ordinary course of business or (iii) the conversion, exchange or exercise of any Common Stock Equivalents outstanding as of the date of this Agreement.

               1.03    The Closing. The closing of the subscription for and purchase of the Common Stock and Warrant described in this Article 1 (the “Closing”) shall take place at the offices of EEI on the date hereof. At or immediately following the Closing, EEI shall deliver to the Investor (i) one certificate registered in the name of the Investor representing 2,500,000 shares of Common Stock and (ii) the Warrant.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTOR

               The Investor represents and warrants to, and agrees with, EEI as follows:

               2.01    Validity of Transaction. The Investor has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of the Investor have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by the Investor, is the legal, valid and binding obligation of the Investor, and is enforceable as to the Investor in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or of any court or other tribunal is required by the Investor for the execution, delivery or performance of this Agreement by the Investor. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Investor is a party or by which any of its properties or assets is bound, is required for the execution, delivery or performance by the Investor of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, other than such consents which do not and will not have a material and adverse change in, or effect on, the financial condition, properties assets, liabilities, operations or business, of a person and its subsidiaries taken as a whole, a (“Material Adverse Effect”). The execution, delivery and performance of this Agreement by the Investor will not (a) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or (b) violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Investor, or (c) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Investor or which any of its operations, business, properties or assets is subject, except in the case of (a) or (c) such violations, breaches or conflicts which would not result in a Material Adverse Effect.

               2.02    Finder or Broker. Neither the Investor nor any person acting on behalf of the Investor has negotiated with any finder, broker, intermediary or similar person in connection with the transactions contemplated hereby.

               2.03    Accredited Investor. The Investor is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

               2.04    Investment Intent. The Investor is acquiring the shares of Common Stock pursuant hereto for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. The Investor understands that such shares of Common Stock are “restricted securities” and have not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the Common Stock will be delivered to the Investor pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this Article II are given with the intention that EEI may rely thereon for purposes of claiming such exemptions. The Investor understands that it must bear the economic risk of its investment in EEI for an indefinite period of time, as the Common Stock cannot be sold unless registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

               2.05    Transfer of Shares. The Investor will not sell or otherwise dispose of the Warrant, any Investor Common Stock or Warrant Stock (collectively, the “Securities”) unless (a) a registration statement with respect thereto has become effective under the Securities Act and such Securities have been qualified under applicable state securities laws or (b) there is presented to EEI notice of the proposed transfer and, if EEI so requests, there is also presented to EEI a legal opinion reasonably satisfactory to EEI that such registration and qualification are not required. The Investor consents that the transfer agent for the Common Stock may be instructed not to transfer the Common Stock acquired pursuant hereto unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Common Stock acquired pursuant hereto (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION IS AVAILABLE.”

EEI shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the securities evidenced by such certificate have been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification or (ii) such holder shall have delivered to EEI a legal opinion reasonably satisfactory to EEI to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF EEI

               EEI represents and warrants to, and agrees with, the Investor as follows:

               3.01    Validity of Transaction. EEI has all requisite power and authority to execute, deliver and perform this Agreement and to issue and sell to the Investor the shares of Common Stock and the Warrant. EEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. All necessary corporate proceedings of EEI have been duly taken to authorize the execution, delivery and performance of this Agreement, and the issuance and sale to the Investor of the shares of Common Stock and the Warrant. This Agreement has been duly authorized, executed and delivered by EEI, is the legal, valid and binding obligation of EEI, and is enforceable as to EEI in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or of any court or other tribunal or stock exchange is required by EEI for the execution, delivery or performance of this Agreement by EEI. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which EEI is a party, or by which any of its properties or assets is bound, is required for the execution, delivery or performance by EEI of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement; and the execution, delivery and performance of this Agreement by EEI will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Articles of Incorporation or By-laws of EEI, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on EEI or to which any of its operations, business, properties or assets is subject. The shares of Investor Common Stock and the Warrant have been duly authorized and, upon receipt by EEI from the Investor of payment therefor pursuant to this Agreement, the Investor Common Stock will be validly issued, fully paid and non-assessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the Investor will receive good title to the shares of Common Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts (other than any created by the Investor).

               3.02    Capitalization. As of the date hereof, the authorized capital stock of EEI consists of (i) 50,000,000 shares of Common Stock, of which 26,251,374 shares are currently issued and outstanding, and (ii) 10,000 shares of preferred stock, par value $.001 per share, of which 5,000 shares of preferred stock have been designated as series A convertible preferred stock and 160 such shares are currently issued and outstanding. In addition, as of October 17, 2007, there are 4,749,345 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and 2,046,958 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options. As of the date hereof, all shares of Common Stock have been duly authorized, are validly issued, fully paid and non-assessable, have not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts. Except as described above and except for the transaction contemplated by this Agreement, or disclosed in the SEC Reports (as such term is defined below), EEI will not, upon the consummation of the transaction contemplated hereby (A) have outstanding any capital stock or securities convertible into or exchangeable for any shares of its capital stock and no person will have any right to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, any calls, commitments or other claims relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of EEI or (B) be subject to any obligation to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in clause (A) above.

               3.03    Finder or Broker. Neither EEI nor any person acting on behalf of EEI has negotiated with any finder, broker, intermediary or similar person in connection with the transactions contemplated herein.

               3.04    Full Disclosure. All documents filed by EEI pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since June 7, 2004 (“SEC Reports”), (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. From the date as of which information is given in the most recent SEC Report filed by EEI under the Exchange Act to the date of this Agreement, there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations or financial condition of EEI and its subsidiaries taken as a whole. EEI has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months.

               3.05    Material Changes. Except as set forth in the SEC Reports or as otherwise contemplated herein, since June 30, 2007, there has been no Material Adverse Effect. Except as set forth in the SEC Reports, since June 30, 2007, there has not been: (i) any direct or indirect redemption, purchase or other acquisition by EEI of any shares of Common Stock; (ii) any declaration, setting aside or payment of any dividend or other distribution by EEI with respect to the common Stock; (iii) any borrowings incurred or any material liabilities assumed, other than current liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business or liabilities not required to be reflected on EEI’s financial statements or required to be disclosed in the SEC Reports; (iv) any material lien or adverse claim on any of its properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business; (v) any default in the payment of principal or interest in any material amount, or violation of any material covenant, with respect to any outstanding debt obligations of EEI; or (vi) any agreement or commitment to do any of the foregoing.

               3.06    Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation pending, or to EEI’s knowledge, currently threatened against EEI that questions the validity of this Agreement or the right of EEI to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result in a Material Adverse Effect. There is no action, suit, proceeding or investigation by EEI currently pending or which EEI currently intends to initiate, which could reasonably be expected to have a Material Adverse Effect.

               3.07    Offering. Subject to the truth and accuracy of Investor’s representations and warranties set forth in this agreement, the offer, sale and issuance of the Investor Common Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither EEI nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               3.08    Material Contracts. All material contracts to which EEI is a party and which are required to be filed by EEI on Exhibit 10 to the SEC Reports have been filed by EEI with the SEC pursuant to the requirements of the Exchange Act.

ARTICLE IV

COVENANTS OF EEI

               4.01    Registration of the Common Stock. Within 30 days after the date of Closing, EEI will file a registration statement under the Securities Act covering the shares of Investor Common Stock and Warrant Shares issuable pursuant to the terms of this Agreement and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter, and shall use its best efforts to keep such registration statement continuously effective in order to permit the prospectus included therein to be lawfully delivered for a period of two years or such shorter period that will terminated when all of the securities covered by such registration statement have been sold or are no longer restricted securities as defined in Rule 144 under the Securities Act. In the event that EEI receives any comments or other correspondence from the Securities and Exchange Commission or from any applicable state regulatory agencies with respect to such registration statement (“Comments”), EEI shall use its best efforts to address and respond to, in a substantive manner, such Comments and continue to use its best efforts to cause such effectiveness.

               In the event that (i) EEI fails to file the registration statement within 30 days of the Closing, (ii) EEI fails to address or respond to any Comments as required in this Section 4.01 within 30 days after its receipt thereof or (iii) such registration statement ceases to be effective or the related prospectus ceases to be usable in connection with resales during the two year period following effectiveness, then EEI shall issue securities to Investor in an amount equal to 1.0% of the Common Shares beginning on the 31st day after the date of Closing, EEI’s receipt of the applicable Comments, or the date such registration statement or prospectus ceased to be effective or usable, as applicable, and an additional 1.0% of the Common Shares on after each subsequent 30-day period until EEI has cured such failure, provided, however, that in no event shall EEI be required to issue to the Investor pursuant to this provision an aggregate amount of shares greater than the lesser of (i) 5.0% of the Investor Common Stock and (ii) that number of shares which, when added to 2.5 million, exceeds 9.98% of the total outstanding shares of Common Stock of EEI as of the date of Closing.

               In addition, EEI shall advise the Investor by written notice at least 15 days prior to the filing of any registration statement under the Securities Act covering securities of EEI (except with respect to registration statements on Form S-4, Form S-8 or similar forms) and will, upon the request of the Investor, include in any such registration statement such information as may be required to register the Common Stock, subject to any restrictions imposed by any managing underwriter in connection with an underwritten public offering on behalf of EEI. In connection therewith, EEI will:

                        (a)    promptly prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement with respect to the Common Stock and use its best efforts to cause such registration statement to become effective;

                        (b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for a period sufficient to enable the Investor to complete the distribution of the Common Stock covered by such registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Investor thereof as set forth in such registration statement;

                        (c)    furnish to the Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Common Stock owned by the Investor;

                        (d)    use its best efforts to register or qualify the Common Stock under the securities or blue sky laws of such jurisdictions of the United States as the Investor may reasonably request and do any other related acts which may be reasonably necessary to enable the Investor to consummate the disposition in such jurisdictions of the Common Stock owned by the Investor; provided, however, that EEI will not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.01(d); (ii) subject itself to taxation in any jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

                        (e)    notify the Investor at any time when a prospectus relating to the Common Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which, or the fact that, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, EEI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Common Stock, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                        (f)    use its best efforts to cause the Common Stock to be listed or quoted on each securities exchange or interdealer quotation system on which similar securities issued by EEI are then listed or quoted;

                        (g)    provide a transfer agent for all such Common Stock not later than the effective date of such registration statement;

                        (h)    enter into such customary agreements (including underwriting agreements on customary terms) and take all such other actions as the Investor may reasonably request in order to expedite or facilitate the disposition of the Common Stock; and

                        (i)    make available for inspection by the Investor or any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or any other agent retained by the Investor or any such underwriter, all financial and other records, pertinent corporate documents and properties of EEI, and cause EEI’s officers, directors, and employees to supply all information reasonably requested by the Investor, any such underwriter, attorney, accountant or agent in connection with such registration statement. Prior to any inspection by any person as provided in this Section 4.01(i), EEI and any such person shall enter into a standard confidentiality agreement.

               4.02    Registration Expenses. All expenses (“Registration Expenses”) incident to EEI’s performance of or compliance with this Article IV with respect to any registration of the Common Stock will be borne by EEI, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, the expense of any audit, and the expenses and fees for listing or quoting the securities to be registered on each securities exchange or interdealer quotation system on which similar securities issued by EEI are then listed or quoted. Notwithstanding the foregoing, however, all underwriters’ discounts and commissions in respect of the sale of Common Stock and the fees and disbursements of counsel for the Investor shall be paid by the Investor.

               4.03    Preconditions to Participation in Underwritten Registrations. The Investor may not participate in any underwritten registration hereunder unless it (i) agrees to include its securities on the basis provided in any customary underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

               4.04    Indemnification and Contribution.

                        (a)    EEI shall indemnify and hold harmless the Investor and each of its officers, directors, employees, agents, partners, legal counsel and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the Common Stock was registered under the Securities Act or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation by EEI of the Securities Act or any state securities law in connection with any such registration, and shall reimburse each such person entitled to indemnification under this Section 4.04(a) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action, as and when such expenses are incurred; provided, however, that EEI shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to EEI by such person, specifically for use therein.

                        (b)    The Investor shall indemnify EEI and each of its officers, employees, agents, directors, legal counsel and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act) against any losses, claims, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, joint or several, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the Common Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, preliminary prospectus, or amendment or supplement thereto solely in reliance upon and in conformity with written information furnished to EEI by the Investor specifically for use therein, and to reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, as and when such expenses are incurred.

                        (c)    If (i) an indemnified party makes a claim for indemnification pursuant to this Section 4.04 (subject to the limitations hereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case or (ii) an indemnified party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then EEI (including for this purpose any contribution made by or on behalf of any director of EEI, any officer of EEI who signed the registration statement, and any controlling person of EEI) as one entity and the Investor (including for this purpose any contribution by or on behalf of a person who would be indemnified by EEI) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that EEI and the Investor are each responsible for the proportion thereof which reflects as nearly as possible the relative fault of the Investor and EEI in connection with the facts which resulted in such losses, liabilities, claims, damages or expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Investor or by EEI, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Anything in this Section 4.04 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 4.04 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

                        (d)    Each party entitled to indemnification under this Section 4.04 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of the commencement of any action, proceeding or investigation in respect of which indemnity or reimbursement may be sought as provided above; provided, however, that the failure of such Indemnified Party to notify the Indemnifying Party with respect to a particular action, proceeding or investigation shall not relieve the Indemnifying Party from any obligation or liability (i) which it may have pursuant to this Agreement to the extent that the Indemnifying Party is not prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. The Indemnifying Party shall promptly assume the defense of any Indemnified Party with counsel reasonably satisfactory to such Indemnified Party, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnifying Party. The Indemnified Party will cooperate with the Indemnifying Party in the defense of any action, proceeding or investigation for which the Indemnifying Party assumes the defense. Notwithstanding the foregoing, any such Indemnified Party shall have the right to employ separate counsel of its own selection in any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed to pay such fees and expenses, (y) the Indemnifying Party shall have failed promptly to assume the defense of such action, proceeding or investigation and employ counsel reasonably satisfactory to such Indemnified Party, or (z) in the reasonable judgment of such Indemnified Party there may be one or more defenses available to such Indemnified Party which are not available to the Indemnifying Party in respect of such action, proceeding or investigation, in which case the Indemnifying Party shall not have the right to assume the defense of such action, proceeding or investigation on behalf of such Indemnified Party. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of an action, proceeding or investigation shall not be obligated to pay the fees and expenses of more than one counsel and appropriate local counsel for all parties indemnified by such Indemnifying Party pursuant to this Section 4.04 with respect to the same action, proceeding or investigation, unless in the reasonable judgment of any such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Party with respect to such action, claim or proceeding. The Indemnifying Party shall not be liable for the settlement by any Indemnified Party of any action, proceeding or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not enter into any settlement in any action, suit or proceeding to which an Indemnified Party is party unless such settlement includes a general release of the Indemnified Party, with no payment by the Indemnified Party of consideration.

ARTICLE V

MISCELLANEOUS

               5.01    Notices. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided), addressed to the appropriate party at the following addresses (or such other address as any party may designate to the other in accordance with the aforesaid procedure):

(a)	if to the Investor:

KIT Financial, Inc.
610 Anacapa St.
Suite D-11
Santa Barbara, California 93101
Attention: Mr. Michael Krupp
Fax: (805) 382-1783

with a copy to:

Paul, Hastings, Janofsky & Walker
515 S. Flower Street, 25th Floor
Los Angeles, California 90071
Attention: Kenneth Krug and Ann Lawrence
Fax: (213) 996-3159

(b)	if to EEI:

Electro Energy Inc. 30 Shelter Rock Road Danbury, Connecticut 06810 Attention: Mr. Michael E. Reed
Chief Executive Officer -and- Mr. Timothy E. Coyne Chief Financial Officer
Fax: (203) 797-2697 with a copy to: Duane Berlin, Esq. Lev & Berlin, P.C. 200 Connecticut Avenue Norwalk, Connecticut 06854 Fax: (203) 854-1652

All notices and other communications sent by overnight courier service shall be deemed to have been given as of the second Business Day after delivery thereof to such courier service, those given by facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the fifth Business Day after the date of deposit with the United States Postal Service. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or any other day when banks in New York City are required or permitted by law or other governmental actions to be closed.

               5.02    Binding Effect; Successors and Assigns. This Agreement shall become binding on and inure to the benefit of the Investor and EEI upon execution by such parties. This Agreement shall be binding on each party hereto and any successor of a party in accordance with the following sentence. Neither the Investor nor EEI may sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of such party and has assumed in writing its obligations under this Agreement. Without limiting the generality of the foregoing, any transferee of Common Stock shall have the rights set forth in Article IV, and such rights shall be enforceable against EEI by such transferees as third-party beneficiaries.

               5.03    Amendments and Waivers. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent of the Investor and EEI.

               5.04    Expenses. Each of the Investor and EEI will be responsible for the payment of all expenses incurred by it in connection with the preparation, execution and delivery of this Agreement, any other documents relating to the transactions contemplated by this Agreement, and the consummation of the transactions herein described, except that EEI shall reimburse the Investor on demand for the Investor’s reasonable and necessary costs and expenses in connection with the preparation and negotiation of this Agreement and such other documents, including reasonable legal fees and expenses in connection with the transactions contemplated hereby.

               5.05    Press Releases. EEI agrees that any press release issued by EEI regarding this Agreement shall be provided to Investor at least one business day prior to its issuance and will be subject to Investor’s approval not to be unreasonably withheld.

               5.06    Survival of Representations, Etc. The representations, warranties, covenants and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions herein described, regardless of any investigation made at any time by or on behalf of any of the parties hereto.

               5.07    Delays or Omissions; Waiver. No delay or omission to exercise any right, power or remedy accruing to either the Investor or EEI upon any breach or default by the other under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

               5.08    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are merged herein.

               5.09    Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to conflicts of laws rules or principles.

               5.10    Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

               This Agreement has been duly executed on the date hereinabove set forth.

KIT FINANCIAL, INC.

By:	/s/ Michael Krupp Michael Krupp

ELECTRO ENERGY INC.

By:	/s/ Michael E. Reed Michael E. Reed Chief Executive Officer